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                                                                     EXHIBIT 1.1

                        NIAGARA MOHAWK POWER CORPORATION

                  SENIOR DEBT SECURITIES UNDERWRITING AGREEMENT

                                                      New York, New York
                                                      September 25, 2001
Salomon Smith Barney Inc.
390 Greenwich Street
New York, New York  10013
   as Representative of the several underwriters named in Schedule I to this Underwriting
   Agreement (this "Agreement")

Dear Ladies and Gentlemen:

      Niagara Mohawk Power Corporation, a New York corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as the representative (the "Representative"), and the Underwriters hereby agree, severally and not jointly, to purchase from the Company, the Company's Senior Debt Securities of the designations, with the terms, the initial public offering price, the purchase prices to the Underwriters and in the aggregate principal amounts specified in
Schedule I hereto (the "Securities") to be issued under its Indenture from the Company to The Bank of New York, as trustee (the "Trustee"), as to be further supplemented and amended by a supplemental indenture relating to the Securities (such Indenture as so supplemented and amended and as to be so supplemented and amended being hereinafter referred to as the "Indenture"), and Schedule I hereto sets forth the date, time and manner of delivery of the Securities.

      1. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to, and agrees with each Underwriter that:

            (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (with the file number set forth on Schedule I hereto) on such Form, including a prospectus, for the registration under the Act of the Securities, which registration statement has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement. Any such amendment or supplement was or will be timely filed with the Commission, and any such amendment has become effective. The Company will file with the Commission a prospectus supplement (the "Prospectus Supplement") relating to the Securities pursuant to Rule 424 under the Act. Copies of such registration statement and prospectus, any such amendment or supplement, the Prospectus Supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the date of this Agreement have been delivered to you. Such registration statement and such prospectus or any prospectus used in place thereof pursuant to Rule 429 under the Act, as amended or supplemented prior to the date of this Agreement and as supplemented by the Prospectus Supplement, are hereinafter called the "Registration Statement," and the "Prospectus," respectively. Any reference herein to

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the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated by reference therein after the date of this Agreement.

            (b) (i) The Registration Statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Prospectus, at the date of this Agreement and at the Closing Date (as hereinafter defined), any amendments thereof and supplements thereto and the Indenture complied or will comply in all material respects with the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the Exchange Act and the respective rules thereunder; (ii) the Registration Statement, at the time and date it was declared effective by the Commission, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(iii) and the Prospectus, at the date of this Agreement and at the Closing Date (as hereinafter defined), did not and will not contain any untrue statement of a material fact and did not and will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to (A) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification on Form T-1 (the "Form T-1") under the Trust Indenture Act of the Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Prospectus as amended or supplemented.

            (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission or became effective, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement will, when they are filed with the Commission, conform in all material respects to the requirements of the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such documents includes or will include any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that such representation shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished by an Underwriter through the Representative expressly for use in the Prospectus as supplemented or amended.

            (d) The accountants who have certified or shall certify the audited financial statements incorporated by reference as parts of the Registration Statement and the Prospectus are independent accountants as required by the Act and the rules and regulations of the Commission thereunder.


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            (e) The financial statements and information included or
incorporated by reference in the Registration Statement present fairly, in all material respects, the financial position, results of operations and changes in financial position of the Company at the respective dates and for the respective periods indicated, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as therein stated. The Company has no material contingent obligation which is not disclosed in the Registration Statement and Prospectus.

            (f) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth or contemplated in the Registration Statement and the Prospectus, (1) there has not been any material adverse change on the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business and (2) there has been no transaction entered into by the Company which is material to the Company, other than transactions in the ordinary course of business.

            (g) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

            (h) The Securities have been duly authorized by the Company, and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the required consideration therefor, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture.

            (i) The Securities conform in all material respects to the description thereof in the Prospectus.

            (j) Each of the Company and its material subsidiaries has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction in which it is chartered or organized; each of the Company and its material subsidiaries holds all material licenses, certificates and permits from governmental authorities necessary for the conduct of its business; and the Company and each such material subsidiary has the corporate power and authority to own its properties and conduct its business as described in the Prospectus.

            (k) Neither the Company nor any of its material subsidiaries is in violation of its respective certificate of incorporation or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its material subsidiaries, taken as a whole, to which the Company or any of its material subsidiaries is a party or by which the Company or any of its material subsidiaries or their respective property is bound, except for such violation which, singly or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole.

            (l) The Indenture (A) has been duly qualified under the Trust Indenture Act, the Company has duly authorized the Indenture and, when the Company has duly executed and


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delivered the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee) it will be a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceedings may be brought; and (B) conforms in all material respects to the description thereof in the Prospectus.

            (m) Neither the issuance or sale of the Securities, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with, result in a breach of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or the by-laws of the Company or any of its material subsidiaries, any indenture, or other agreement or instrument to which the Company or any of its material subsidiaries is a party or by which it or they is bound or, to the best knowledge of the Company, any law, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its material subsidiaries or any of their assets, properties or operations.

            (n) The Company has filed a petition with the Public Service Commission of the State of New York ("PSC") with respect to the issue and sale of the Securities. The PSC has authorized or is expected to authorize the issue and sale thereof on or prior to the Closing Date (as hereinafter defined) but upon the express condition that the Company shall file with the PSC for its consideration a copy of this Agreement and a statement setting forth (i) the interest rate for the Securities, (ii) any initial public offering price thereof, (iii) the price to be paid to the Company for the Securities, (iv) any underwriting commissions, (v) any sinking fund or other mandatory redemption provisions and (vi) any redemption prices and dates with respect to redemption of the Securities at the option of the Company. No other consent, waiver, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency [or other person] is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities, and the consummation of the transactions contemplated hereby, except
(i) such as are required under state securities or Blue Sky laws and regulations, and (ii) such as to which the failure to be obtained or made would not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole.

            (o) The Company and each material subsidiary of the Company have good and valid title to all or substantially all of their permanent fixed properties (including the specified undivided interests in generating units and plants referred to in the Prospectus), except as otherwise indicated in the Prospectus, subject only to the respective liens of the indentures securing its mortgage debt.

            (p) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Securities as provided herein.


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            (q) This Agreement has been duly authorized and validly executed by the Company.

            (s) Except as disclosed in the Prospectus and subject to such qualifications as may be set forth therein, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violation which, singly or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole.

            (t) Except as disclosed in the Prospectus and subject to such qualifications as may be set forth therein, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any authorization, any related constrains on operating activities and any potential liabilities to third parties) which would singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole.

      2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you and each other Underwriter, and you and each other Underwriter agree, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Securities set forth opposite your respective names in Schedule I hereto and Schedule II hereto sets forth the date, time and manner of delivery of the Securities.

      Upon authorization by the Representative of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

      3. DELIVERY AND PAYMENT. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on September 28, 2001 (or such other date and time not later than three business days thereafter as the Representative and the Company shall designate), which date and time may be postponed by agreement between the Representative and the Company (such date and time being herein called the "Closing Date"). The Securities shall be in definitive form and shall be registered in such names and in such authorized denominations as the Representative may request not less than forty-eight hours in advance of the Closing Date, and shall be delivered by or on behalf of the Company to the Representative for the account of such underwriter, against payment by such underwriter or on its behalf of the purchase price therefor by wire transfer of federal (same day) funds to the account specified by the Company to the Representative at least forty-eight hours in advance of the Closing Date. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

      4. AGREEMENTS. The Company agrees with each of the several Underwriters that:


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            (a) The Company will cause the Prospectus Supplement to be filed or transmitted for filing, in a form approved by the Representative, pursuant to Rule 424 under the Act and will notify you promptly of such filing or mailing. During the period for which a prospectus relating to the Securities is required to be delivered under the Act, the Company will promptly advise the Representative (i) when any amendment to the Registration Statement shall have become effective, (ii) when any subsequent supplement to the Prospectus has been filed or transmitted for filing, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment to the Registration Statement or supplement to the Prospectus (other than any prospectus supplement relating to the offering of securities registered under the Registration Statement other than the Securities and permitted by
Section 4(g) hereof, or any document required to be filed under the Exchange Act which upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus) unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object after receiving a reasonable notice from the Representative thereof. The Company will furnish to you prior to the filing thereof a copy of any such prospectus supplement and any document which upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus.

            (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representative of such event, (2) prepare and file with the Commission, subject to paragraph (a) of this Section 4, an amendment or supplement that will correct such statement or omission or an amendment or supplement that will effect such compliance and (3) supply any supplemented Prospectus to the Representative in such quantities as they may reasonably request.

            (c) The Company will make generally available to its security holders and to the Representative as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement (which need not be audited) of the Company and its subsidiaries, for a twelve-month period beginning after the date of the Prospectus Supplement filed pursuant to Rule 424 under the Act, which will satisfy the provisions of Section 11(a) of the Act.

            (d) The Company has previously furnished to the Representative a signed copy of the Registration Statement as originally filed and of each amendment thereto, including the statement on Form T-1 of the Trustee and all powers of attorney, consents and exhibits filed


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therewith (other than exhibits incorporated by reference), and will deliver to the Representative conformed copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

            (e) The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            (f) So long as the Securities are outstanding, the Company will furnish (or cause to be furnished) to the Representative, upon request, copies of (i) all reports to stockholders of the Company and (ii) all reports and financial statements filed with the Commission or any national securities exchange.

            (g) During the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities, as notified to the Company by the Representative, or (ii) the thirtieth day after the Closing Date for the Securities, the Company shall not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company (except under prior contractual commitments which have been disclosed to you), without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

      5. EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all cost, taxes and expenses incident to the issue and delivery of the Securities to the Underwriters, all fees and expenses of the Company's counsel and accountants, all costs and expenses incident to the preparing, printing and filing of the Registration Statement (including all exhibits thereto), the Prospectus and any amendments thereof or supplements thereto, the expenses in connection with the qualification of the Securities under securities laws in accordance with the provisions of subparagraph (e) of Section 4 hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith, and the rating of the Securities, and all costs and expenses of the printing and distribution of all documents in connection with this underwriting. Except as provided in this Section 5 and
Section 8 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses in connection with any offer they may make.

      6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing


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Date, to the accuracy of the statements of Company officers made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, threatened.

            (b) On the date hereof through the Closing Date (i) there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for the purposes of Rule 436(g) under the Act) and (ii) no such organization shall have officially communicated to the Company that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            (c) The Company shall furnish to the Representative opinions, addressed to the Underwriters and dated the Closing Date, of the Company's General Counsel to the effect that (i) the Company and each of its material subsidiaries has been duly incorporated and is in good standing in the jurisdiction in which it is chartered or organized, with all requisite corporate power and authority to own or lease and operate its properties and to carry on its own business as now conducted and as described in the Prospectus; (ii) no consent, waiver, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Federal or New York State court or governmental agency, body or administrative agency is required for the execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance and sale of the Securities, and the consummation of the transactions contemplated thereby, except (a) such as have been obtained and made under the Act and the Trust Indenture Act and from the PSC under a Financing Order granting consent to the Company's issuance and sale of the Securities, subject to the conditions contained in that Financing Order, or have been obtained as described in the Prospectus, (b) such as are required under state securities or Blue Sky laws and regulations, and (c) such as to which the failure to be obtained or made would not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), business or properties of the Company and its subsidiaries, considered as a whole; (iii) to such counsel's knowledge, there is no action, suit, investigation, litigation or proceeding affecting the Company or any of its subsidiaries pending or threatened before any court, governmental authority, governmental agency, regulatory body or arbitrator, of a character required to be disclosed but not adequately disclosed in the Prospectus, that would be reasonably likely to have a material adverse effect on the condition (financial or otherwise), business or properties of the Company and its subsidiaries, considered as a whole; and (iv) to such counsel's knowledge, the Company's execution of this Agreement and the Indenture and the issuance and sale of the Securities would neither contravene the Atomic Energy Act of 1954 (the "AEA") nor the regulations of the Nuclear Regulatory Commission, or NRC, in 10 Code of Federal Regulations, Chapter I, nor would such actions require any application for approval by the NRC; PROVIDED, that as to enforceability of the Company's obligations under this Agreement, the Indenture and the Securities is concerned, such counsel expresses no opinion except for those matters specifically set forth in (ii)(a) and (iv), as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.


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            (d) The Company shall furnish to the Representative opinions, addressed to the Underwriters and dated the Closing Date, of Sullivan & Cromwell, counsel for the Company, to the effect that (i) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York; (ii) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939; the Securities have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (iii) all regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made; PROVIDED that such counsel will express no opinion as to any such regulatory consents, authorizations, approvals or filings arising out of, relating to, or required to be taken pursuant to, those regulatory regimes that govern the Company in its capacity as an electric and gas utility and as an operator, owner, or operator and owner of nuclear powered generating facilities, including the New York Public Service Law, the Federal Power Act, the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), the AEA and the rules and regulations of the PSC, the NRC, and, solely with respect to jurisdiction granted by the 1935 Act, the Commission, or any Blue Sky or state securities laws or regulations; (iv) this Agreement has been duly authorized, executed and delivered by the Company; (v) the issuance and sale of the Securities in accordance with the Indenture and the sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance of the Company of its obligations under the Indenture, the Underwriting Agreement and the Securities will not, (A) violate the Company's Certificate of Incorporation or By-Laws or (B) result in a default under or breach of any indenture or other agreement or undertaking of the Company specified in such counsel's opinion and acceptable to counsel for the Underwriters; PROVIDED that insofar as performance by the Company of its obligations under the Indenture, this Agreement and the Securities is concerned, such counsel will express no opinion under this subparagraph (d) as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (vi) the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus Supplement, appear on their face to be appropriately responsive in all material respects relevant to the offering of the Securities, to the requirements of the Act, the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; and (vii) such counsel has no reason to believe that, insofar as is relevant to the offering of the Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for financial statements and other financial data included or incorporated by reference therein as to which such counsel need express no opinions).


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            (e) The Representative shall receive from counsel for the
Underwriters such opinion or opinions dated the Closing Date with respect to the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (f) The Company shall furnish to the Representative a certificate of a Vice President, the Treasurer or the Controller of the Company and a Vice President, the Assistant Controller or the Assistant Treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

              (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted, or, to their knowledge, threatened; and

             (iii) the Registration Statement, as of the later of the date it became effective or the date of filing of the Company's most recent Annual Report on Form 10-K, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; the Prospectus, including any supplements or amendments thereto and the documents incorporated by reference therein, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement there has not occurred any event required to be set forth in an amended or supplemented prospectus which has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations thereunder, which would be deemed to be incorporated by reference in the Prospectus, which has not been so filed.

            (g) The Representative (i) shall have received, at or prior to the time of execution of this Agreement, a letter to the Board of Directors of the Company and the Underwriters dated the date of such delivery and (ii) shall receive at the Closing Date, a letter dated the date of delivery thereof from the independent accountants of the Company who have certified the financial statements of the Company included or incorporated by reference in the Registration Statement stating that (1) with respect to the Company and its subsidiaries they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder; (2) in their opinion the unaudited consolidated financial statements of the Company and subsidiary companies included or incorporated by reference in the Registration Statement and examined by such firm comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder; (3)(A) on the basis of the following procedures (but not an examination in accordance with generally accepted auditing standards), and a reading of the minutes of meetings of the Board of Directors and stockholders of the Company and its subsidiaries since the date of the last audited Balance Sheet as set forth in the minute books through a specified date not more than five days prior to the date of delivery of such letter, (B) performance of the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 71, INTERIM FINANCIAL INFORMATION, on the unaudited condensed consolidated interim financial statements of the Company and its subsidiaries as incorporated by reference in the Registration Statement and the Prospectus, (C) if applicable, a reading of the latest available unaudited interim financial data and (D) inquiries of certain officials of the Company who have responsibility for financial and accounting matters; nothing has come to their attention which caused them to believe that (x) the unaudited condensed consolidated interim financial statements, incorporated by reference in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder; (y) any material modifications should be made to the unaudited condensed consolidated interim financial statements, incorporated by reference in the Registration Statement and the Prospectus, for them to be in conformity with generally accepted accounting principles; and (z) on the basis of inquiries of certain officials of the Company who have responsibilities for financial and accounting matters and a reading of the minutes as stated above, nothing has come to their attention which caused them to believe that there was any change at the date of the latest available interim financial data and at a specified date not more than five days prior to the date of delivery of such letter in the capital stock, other than changes arising as a result of sales of Common Stock under the Company's Dividend Reinvestment and Stock Purchase Plan and Employee Savings Fund Plan, or long-term debt of the Company and its consolidated subsidiaries as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Registration Statement, or for the period from the date of the Company's latest balance sheet included or incorporated by reference in the Registration Statement to the end of the preceding calendar month for which balance sheet data is available, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or net income, or any decreases in unconsolidated capitalization, as compared with amounts shown on the latest balance sheet included or incorporated by reference in the Registration Statement, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur. The letters of such independent accountants also shall be to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company, which appear or are incorporated by reference in the Registration Statement and Prospectus and which are specified by the Representative, and have compared such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

            (h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 which makes it impractical or inadvisable in the judgment of the Representative to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

            (i) Prior to the Closing Date, the Company shall furnish to the Representative such further information, certificates and documents as they may reasonably request.

            (j) The PSC shall have issued a written order or orders (the "PSC Orders") authorizing the issuance by the Company of the Securities on the terms and conditions herein set forth or contemplated and the PSC Orders shall remain in full force and effect on the Closing Date.

      If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Representative and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

      The documents required to be delivered by this Section 6 shall be delivered at the office of Sullivan & Cromwell, counsel for the Company, at 125 Broad Street, New York, New York 10004, on the Closing Date.

      7. CONDITIONS OF COMPANY'S OBLIGATIONS. The obligations of the Company to sell and deliver the Securities are subject to the following conditions:

            (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representative, threatened.

            (b) The PSC Orders shall on the Closing Date be in full force and effect, permitting the issuance and sale of the Securities upon the terms and conditions herein set forth or contemplated and containing no provision unacceptable to the Company.

            (c) The Underwriters shall have furnished to the Company completed underwriters' questionnaires from each underwriter named in Schedule II hereto, in form and substance satisfactory to counsel for the Company, which disclose no relationship between any such underwriter, or its directors, officers or partners, and the Company or the Trustee, or the directors, officers or partners thereof, which would require, in the opinion of such counsel, an amendment of the Form T-l filed by the Trustee and disqualification of the Trustee.

      If any of the conditions specified in this Section 7 shall not have been fulfilled, this Agreement and all obligations of the Company hereunder may be canceled on or at any time prior to the Closing Date by the Company. Notice of such cancellation shall be given to the Underwriters in writing or by telephone or telegraph confirmed in writing.

      8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

      9. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation thereof; and PROVIDED, FURTHER, that such indemnity with respect to a prospectus included in the Registration Statement or any amendment thereto prior to the supplementing thereof with the Prospectus Supplement shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus as amended or supplemented (but without the documents incorporated by reference therein) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as amended or supplemented provided such corrected Prospectus was delivered promptly by the Company to the Underwriters. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to written information furnished to the Company by or on behalf of such Underwriter through the Representative specifically for use in the preparation of the documents referred to in the foregoing indemnity, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth under the heading "Underwriting" in the first, second and fourth paragraphs under the table and the third and fourth sentences of the fifth paragraph under the table constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus.

            (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

            (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in subparagraph (a) is due in accordance with its terms but is for any reason unavailable from the Company or insufficient to hold the Underwriters harmless in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (or actions in respect thereof) to which the Company and one or more of the Underwriters may be subject, as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the offering of the Securities, in each case as set forth in the table on the cover page of the Prospectus Supplement. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph
(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (d). The amount paid or payable by a party entitled to contribution as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such action or claim. The Underwriters' obligations under this subparagraph (d) are several in proportion to their respective underwriting obligations and not joint. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute in excess of the amount equal to the excess of (i) the total price at which the Securities underwritten by it were offered to the public, over (ii) the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. For purposes of this subparagraph (d), each person, if any, who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject to the fourth sentence of this subparagraph
(d).

      10. DEFAULT BY AN UNDERWRITER. If any one or more of the Underwriters shall fail to purchase and pay for all of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any of, the Securities, and if such nondefaulting Underwriters do not purchase all of the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter, as set forth in this
Section 10, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Nothing herein contained shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

      11. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for all Securities, (a) if prior to such time trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established, or (b) if a banking moratorium shall have been declared either by Federal or New York State authorities, or (c) if trading in any securities of the Company shall have been suspended or halted, or (d) if there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus.

      12. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its officers or directors or any controlling person within the meaning of the Act, and will survive delivery of and payment for the Securities. The provisions of Sections 5, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

      13. NOTICES. All communications hereunder will be in writing and, if sent to the Representative, will be mailed, delivered or telegraphed and confirmed to them at their address set forth for that purpose in Schedule I hereto or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 300 Erie Boulevard West, Syracuse, New York 13202, attention of Leslie E. LoBaugh, Jr., Vice President - Law and General Counsel.

      14. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

      15. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the internal substantive laws and not the choice of law rules of the State of New York.

      16. COUNTERPARTS. This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

      17. REPRESENTATION OF THE UNDERWRITERS. The Representative represents and warrants to the Company that it is authorized to act as the representative of the Underwriters in connection with this financing and that the execution and delivery of this Agreement and any action under this Agreement taken by such Representative will be binding upon all Underwriters.

      If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    NIAGARA MOHAWK POWER CORPORATION


                                    By: /s/ William F. Edwards
                                       -----------------------
                                       Title: Senior Vice President and
                                       Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

For themselves and as Representative of the several
Underwriters, if any, named in Schedule I hereto.

By: Salomon Smith Barney Inc.,
    as Representative



By: /s/ Howard L. Hiller
   ---------------------
Title:  Managing Director

                                   SCHEDULE II

Underwriting Agreement dated: September 25, 2001

Registration Statement No.333-33826

Representative and Address: Salomon Smith Barney Inc., 390 Greenwich Street, New York, New York 10013

Securities:

      Designation: 5.375 % Senior Notes due 2004

      Principal Amount: $300,000,000

      Supplemental Indenture: Dated as of September 28, 2001

      Date of Maturity: October 1, 2004

      Interest Rate: 5.375 %

      Purchase Price: $298,809,000

      Public Offering Price: $299,859,000

      Redemption Provisions: Redeemable by the Company at any time, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon through the redemption date plus the excess of (i)the discounted future cash flow on such Security (discounted at a rate equal to that Security by comparable U.S. Treasury obligation plus 0.25%), over (ii) the principal amount of such Security.

Closing Date and Location: September 28, 2001; Sullivan & Cromwell, 125 Broad Street, New York, NY 10004

                                   SCHEDULE I


                                                                Principal Amount
Name of Underwriter                                             of Securities
----------------------------------------------------------    ------------------
Salomon Smith Barney Inc.                                        $180,000,000
Banc One Capital Markets, Inc.                                     60,000,000
Credit Suisse First Boston Corporation                             60,000,000

      Total...............................................       $300,000,000
                                                                 ============